UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)        January 30, 2007

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 30, 2007, j2 Global Communications, Inc. (the “Company”) received an unsolicited written notification from the staff of The Nasdaq Stock Market stating that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has called for review of the December 19, 2006 decision of the Nasdaq Listing Qualifications Panel (the “Panel”) which had required the Company to become current in its financial statement filings with the Securities and Exchange Commission by February 13, 2007. The Listing Council has determined at this time to stay the Panel’s December 19, 2006 decision and any future Panel determinations to suspend the Company’s securities from trading pending further action by the Listing Council. The Listing Council requested that the Nasdaq Listing Qualifications Department provide an update by March 21, 2007 regarding the Company which should include current financial information. The Nasdaq notification indicated that the Company may submit additional information that it wishes no later than March 30, 2007.

The Company intends to file its delinquent Form 10-Qs from 2006 before filing its Form 10-K for 2006 which is due March 1, 2007, and which the Company intends to timely file.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: February 2, 2007	By:	/s/ R. Scott Turicchi
R. Scott Turicchi Co-President and Chief Financial Officer